EXHIBIT 99.1

TXI Reports First Quarter Results

DALLAS, Sept. 22, 2010 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended August 31, 2010. Results for the quarter were a net loss of $23.7 million or $.85 per share and included an after-tax charge of $18.0 million or $.65 per share with respect to the Company's refinancing. Net income for the quarter ended August 31, 2009 was $1.7 million or $.06 per share.

General Comments

"Conditions in our markets remain challenging," stated Mel Brekhus, Chief Executive Officer. "We continue to focus on meeting market demand as cost effectively as possible. More strategically, we look forward to resuming construction of TXI's central Texas cement plant expansion later this fall."

"The Company's recent refinancing enhances our financial flexibility by improving our liquidity and extending the maturity of our long-term debt. We ended the quarter with $162.4 million cash and the ability to borrow $90 million on our credit facility without incurring any maintenance covenants," added Brekhus.

A teleconference will be held today, September 23, 2010 at 1:00 Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended August 31,
In thousands except per unit	2010	2009

Operating Results
Total cement sales	$ 67,690	$ 78,460
Total other sales and delivery fees	8,692	6,736
Total segment sales	76,382	85,196
Cost of products sold	70,063	69,859
Gross profit	6,319	15,337
Selling, general and administrative	(4,793)	(4,674)
Other income	2,438	1,743
Operating Profit	$ 3,964	$ 12,406

Cement
Shipments (tons)	873	915
Prices ($/ton)	$77.59	$85.70
Cost of sales ($/ton)	$71.23	$68.70

Cement operating profit for the three-month period ended August 31, 2010 was $4.0 million, a decrease of $8.4 million from the prior year period. Lower shipments and sales prices reduced operating profit approximately $8 million.

Total segment sales for the three-month period ended August 31, 2010 were $76.4 million compared to $85.2 million for the prior year period. Cement sales decreased $10.8 million from the prior year period as construction activity has remained at low levels in both our Texas and California market areas. Our Texas market area accounted for approximately 70% of cement sales in the current period compared to 71% of cement sales in the prior year period. Shipments decreased 8% in our Texas market area and increased 4% in our California market area. Average cement prices decreased 8% in our Texas market area and 13% in our California market area.

Cost of products sold for the three-month period ended August 31, 2010 increased $0.2 million from the prior year period. Cement unit costs increased 4% from the prior year period primarily due to the effect of lower shipments and higher energy costs.

Selling, general and administrative expense for the three-month period ended August 31, 2010 increased $0.1 million from the prior year period. The increase was primarily due to higher engineering and maintenance expense which was offset in part by lower provisions for bad debts and defined benefit plan expense.

Other income for the three-month period ended August 31, 2010 increased $0.7 million from the prior year period. Other income includes a gain of $1.7 million in the three-month period ended August 31, 2010 from the sale of emissions credits associated with our Crestmore cement plant in Riverside, California which was offset in part by lower gains from routine sales of surplus operating assets.

Aggregate Operations

	Three months ended August 31,
In thousands except per unit	2010	2009

Operating Results
Total stone, sand and gravel sales	$ 26,593	$ 27,794
Total other sales and delivery fees	23,377	22,307
Total segment sales	49,970	50,101
Cost of products sold	43,410	39,155
Gross profit	6,560	10,946
Selling, general and administrative	(3,059)	(2,705)
Other income	1,633	398
Operating Profit	$ 5,134	$ 8,639

Stone, sand and gravel
Shipments (tons)	3,584	3,423
Prices ($/ton)	$7.42	$8.12
Cost of sales ($/ton)	$6.45	$6.28

Aggregate operating profit for the three-month period ended August 31, 2010 was $5.1 million, a decrease of $3.5 million from the prior year period. Lower sales prices offset in part by higher shipments reduced operating profit approximately $2 million.

Total segment sales for the three-month period ended August 31, 2010 were $50.0 million compared to $50.1 million for the prior year period. Stone, sand and gravel sales decreased $1.2 million from the prior year period on 9% lower average prices and 5% higher shipments.

Cost of products sold for the three-month period ended August 31, 2010 increased $4.3 million from the prior year period primarily due to higher shipments. Overall stone, sand and gravel unit costs increased 3% from the prior year period primarily due to higher repair and maintenance costs.

Selling, general and administrative expense for the three-month period ended August 31, 2010 increased $0.4 million from the prior year period primarily due to higher provisions for bad debts.

Other income for the three-month period ended August 31, 2010 increased $1.2 million from the prior year period primarily due to higher gains from routine sales of surplus operating assets.

Consumer Products Operations

	Three months ended August 31,
In thousands except per unit	2010	2009

Operating Results
Total ready-mix concrete sales	$ 52,106	$ 54,053
Total other sales and delivery fees	14,372	15,485
Total segment sales	66,478	69,538
Cost of products sold	63,249	61,716
Gross profit	3,229	7,822
Selling, general and administrative	(2,676)	(3,204)
Other income	198	133
Operating Profit	$ 751	$ 4,751

Ready-mix concrete
Shipments (cubic yards)	669	612
Prices ($/cubic yard)	$77.83	$88.46
Cost of sales ($/cubic yard)	$76.20	$79.91

Consumer products operating profit for the three-month period ended August 31, 2010 was $0.8 million, a decrease of $4.0 million from the prior year period. Lower sales prices offset in part by higher shipments reduced operating profit approximately $6 million.

Total segment sales for the three-month period ended August 31, 2010 were $66.5 million compared to $69.5 million for the prior year period. Ready-mix concrete sales for the three-month period ended August 31, 2010 decreased $1.9 million from the prior year period on 12% lower average prices and 9% higher shipments.

Cost of products sold for the three-month period ended August 31, 2010 increased $1.5 million from the prior year period primarily due to higher shipments. Overall ready-mix concrete unit costs decreased 5% from the prior year period primarily due to the effect of higher shipments and lower raw material costs.

Selling, general and administrative expense for the three-month period ended August 31, 2010 decreased $0.5 million from the prior year period primarily due to lower provisions for bad debts.

Other income for the three-month period ended August 31, 2010 increased $0.1 million from the prior year period primarily due to higher gains from routine sales of surplus operating assets.

Corporate

	Three months ended August 31,
In thousands	2010	2009

Other income	$ 621	$ 378
Selling, general and administrative	(5,613)	(9,671)
	$ (4,992)	$ (9,293)

Other income for the three-month period ended August 31, 2010 increased $0.2 million from the prior year period primarily due to higher oil and gas royalties offset in part by lower interest income.

Selling, general and administrative expense for the three-month period ended August 31, 2010 decreased $4.1 million from the prior year period. The decrease was primarily the result of $3.0 million lower stock-based compensation. Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on their fair value at the end of each period until the awards are paid. The impact of changes in our stock price on their fair value decreased stock-based compensation $1.3 million in the three-month period ended August 31, 2010 and increased stock-based compensation $1.6 million in the three-month period ended August 31, 2009. We hold life insurance policies in connection with certain of our benefit plans. Proceeds received from the policies in the three-month period ended August 31, 2010 decreased expense $0.4 million from the prior year period. Our focus on reducing controllable costs lowered overall other expenses $0.7 million in the three-month period ended August 31, 2010 from the prior year period.

Interest

Interest expense incurred was $14.4 million and $13.2 million in the three-month periods ended August 31, 2010 and August 31, 2009, respectively, of which none was capitalized. Interest expense incurred for the three-month period ended August 31, 2010 increased $1.2 million from the prior year period primarily as a result of higher average outstanding debt at higher interest rates due to the refinancing of our 7.25% senior notes.

Loss on Debt Retirements

On July 27, 2010, we commenced a cash tender offer for all of the outstanding $550 million aggregate principal amount of our 7.25% senior notes due 2013 and a solicitation of consents to amend the indenture governing the 7.25% notes. Pursuant to the tender offer and consent solicitation, we purchased $536.6 million aggregate principal amount of the 7.25% notes, and paid an aggregate of $547.7 million in purchase price and consent fees. On September 9, 2010, we redeemed the remaining $13.4 million aggregate principal amount of the 7.25% notes at a price of 101.813% of the principal amount thereof, plus accrued and unpaid interest on the 7.25% notes to the redemption date. We used the net proceeds from the issuance and sale of $650 million aggregate principal amount of our 9.25% senior notes to pay the purchase or redemption price of the 7.25% notes and the consent fees. As of August 31, 2010, we recognized a loss on debt retirement of $29.0 million representing $11.1 million in consent fees and transaction costs and a write-off of $17.9 million of unamortized debt discount and original issuance costs associated with the 7.25% notes.

Income Taxes

Income taxes for the interim periods ended August 31, 2010 and August 31, 2009 have been included in the accompanying financial statements on the basis of an estimated annual rate. The estimated annualized rate does not include the tax impact of the loss on debt retirements which has been recognized as a discrete item in the three-month period ended August 31, 2010. The estimated annualized rate excluding this charge is 40.6% for fiscal year 2011 compared to 47.4% for fiscal year 2010. The primary reason that the tax rate differs from the 35% federal statutory corporate rate is due to percentage depletion that is tax deductible, state income taxes and deductions for income from qualified domestic production activities.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands except per share	2010	2009

NET SALES	$ 172,122	$ 183,957

Cost of products sold	156,014	149,852
GROSS PROFIT	16,108	34,105

Selling, general and administrative	16,141	20,254
Interest	14,411	13,244
Loss on debt retirements	29,006	--
Other income	(4,890)	(2,652)
	54,668	30,846
INCOME (LOSS) BEFORE INCOME TAXES	(38,560)	3,259

Income taxes (benefit)	(14,868)	1,544
NET INCOME (LOSS)	$ (23,692)	$ 1,715

Net income (loss) per share
Basic	$ (.85)	$ .06
Diluted	$ (.85)	$ .06

Average shares outstanding
Basic	27,787	27,720
Diluted	27,787	27,940

Cash dividends declared per share	$ .075	$ .075

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited) August 31,	May 31,
In thousands	2010	2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 162,427	$ 74,946
Receivables – net	107,217	112,184
Inventories	148,741	142,419
Deferred income taxes and prepaid expenses	22,673	23,426
TOTAL CURRENT ASSETS	441,058	352,975

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	158,094	158,367
Buildings	58,371	58,351
Machinery and equipment	1,217,852	1,220,021
Construction in progress	324,760	322,039
	1,759,077	1,758,778
Less depreciation and depletion	618,706	604,269
	1,140,371	1,154,509
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	6,223	6,774
Deferred charges and other	22,398	15,774
	30,336	24,263
	$ 1,611,765	$ 1,531,747

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 54,659	$ 56,214
Accrued interest, compensation and other	45,805	51,455
Current portion of long-term debt	13,341	234
TOTAL CURRENT LIABILITIES	113,805	107,903

LONG-TERM DEBT	652,459	538,620

DEFERRED INCOME TAXES AND OTHER CREDITS	108,400	123,976

SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 27,807 and 27,796 shares, respectively	27,807	27,796
Additional paid-in capital	476,901	475,584
Retained earnings	246,240	272,018
Accumulated other comprehensive loss	(13,847)	(14,150)
	737,101	761,248
	$ 1,611,765	$ 1,531,747

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands	2010	2009

OPERATING ACTIVITIES
Net income (loss)	$ (23,692)	$ 1,715
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation, depletion and amortization	15,861	16,594
Gains on asset disposals	(1,613)	(1,030)
Deferred income taxes (benefit)	(14,973)	743
Stock-based compensation expense (credit)	(230)	2,643
Excess tax benefits from stock-based compensation	--	(211)
Loss on debt retirements	29,006	--
Other – net	2,192	(221)
Changes in operating assets and liabilities
Receivables – net	4,413	(888)
Inventories	(6,322)	757
Prepaid expenses	1,297	1,074
Accounts payable and accrued liabilities	(7,284)	(6,638)
Net cash provided (used) by operating activities	(1,345)	14,538

INVESTING ACTIVITIES
Capital expenditures – expansions	(1,374)	(4,569)
Capital expenditures – other	(1,782)	(804)
Proceeds from asset disposals	3,209	1,068
Investments in life insurance contracts	327	5,802
Other – net	292	(19)
Net cash provided by investing activities	672	1,478

FINANCING ACTIVITIES
Long-term borrowings	650,000	--
Debt retirements	(547,736)	(59)
Debt issuance costs	(12,250)	(2,032)
Stock option exercises	225	331
Excess tax benefits from stock-based compensation	--	211
Common dividends paid	(2,085)	(2,080)
Net cash provided (used) by financing activities	88,154	(3,629)
Increase in cash and cash equivalents	87,481	12,387

Cash and cash equivalents at beginning of period	74,946	19,796
Cash and cash equivalents at end of period	$ 162,427	$ 32,183
CONTACT:  Texas Industries, Inc.
          Kenneth R. Allen, Vice President, Finance,
           Chief Financial Officer
          972-647-6730
          kallen@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226	873
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363	3,584
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147	669

Price
Cement ($ per ton)	75.05	87.14	95.06	93.07	91.43	90.87	90.17	88.23	90.31	85.70	83.64	81.82	78.95	82.51	77.59
Aggregates ($ per ton)	5.68	6.08	7.03	7.44	7.82	7.74	8.23	8.23	7.97	8.12	7.65	7.62	7.51	7.75	7.42
Ready-mix ($ per cubic yard)	60.54	69.25	75.87	80.83	83.30	84.37	86.87	89.00	85.46	88.46	83.02	79.17	76.06	81.83	77.83

Net Sales
Cement	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180	67,690
Aggregates	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019	26,593
Ready-mix	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712	52,106
Other	104,847	118,555	119,798	132,606	32,275	28,498	29,200	31,348	121,321	28,939	22,244	19,923	30,420	101,526	27,310
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(31,992)	(27,398)	(22,151)	(21,489)	(103,030)	(20,878)	(15,988)	(13,575)	(19,338)	(69,779)	(20,708)
Delivery Fees	73,809	80,166	78,850	84,802	25,132	21,793	15,858	14,614	77,397	15,589	13,016	10,615	20,186	59,406	19,131
Net Sales	834,803	943,922	996,250	1,028,854	256,392	221,799	178,659	182,352	839,202	183,957	142,935	117,829	176,343	621,064	172,122

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	223,765	195,145	149,015	158,208	726,133	149,852	126,063	131,126	155,025	562,066	156,014
Selling, general and administrative	78,434	88,663	108,106	96,220	17,338	15,864	15,982	22,909	72,093	20,254	15,886	17,568	25,707	79,415	16,141
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-	29,006
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(8,241)	(2,211)	(7,944)	(2,795)	(21,191)	(2,652)	(5,728)	(1,044)	(1,242)	(10,666)	(4,890)
	772,548	952,736	839,687	901,495	241,014	218,094	165,397	245,118	869,623	180,698	149,585	161,292	191,480	683,055	210,682
Income (loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)

Income Taxes (benefits)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)
Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)

Income from Discontinued Operations net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) before Accounting Change	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)

Cumulative Effect of Accounting Change net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009	8/31/2009	11/30/2009	2/28/2010	5/31/2010	8/31/2010

Cash	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	32,183	56,794	75,615	74,946	162,427
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	155,970	140,134	104,199	129,432	129,430	115,469	74,642	112,184	107,217
Inventories	83,291	109,767	135,254	144,654	157,157	155,097	164,657	155,724	156,355	161,431	141,304	142,419	148,741
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	16,760	17,238	17,733	22,039	21,244	21,320	21,887	23,426	22,673
Total Current Assets	481,008	410,960	310,623	373,067	448,435	374,723	320,454	326,991	339,212	355,014	313,448	352,975	441,058

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,628,431	1,722,452	1,767,701	1,791,546	1,789,351	1,788,663	1,790,965	1,758,778	1,759,077
Less depreciation and depletion	473,794	486,585	509,138	518,361	530,925	546,663	557,990	572,195	587,052	601,982	613,930	604,269	618,706
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,097,506	1,175,789	1,209,711	1,219,351	1,202,299	1,186,681	1,177,035	1,154,509	1,140,371

Goodwill	58,395	58,395	58,395	60,110	60,110	60,110	60,110	1,715	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	33,253	32,011	31,011	10,001	7,736	7,827	7,334	6,774	6,223
Deferred income taxes, intangibles and other charges	27,571	22,706	11,369	11,332	13,907	15,241	17,023	14,486	15,852	15,787	14,050	15,774	22,398
Assets of discontinued operations	1,114,627	-	-	-				-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	107,270	107,362	108,144	26,202	25,303	25,329	23,099	24,263	30,336
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765

Accounts payable	44,560	50,931	96,883	111,478	106,138	95,535	83,094	55,749	48,894	41,144	43,537	56,214	54,659
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	53,075	65,647	51,285	51,856	47,808	60,224	41,515	51,455	45,805
Current portion of long term debt	688	681	1,340	7,725	229	234	238	243	247	541	500	234	13,341
Total Current Liabilities	107,450	118,567	168,327	186,170	159,442	161,416	134,617	107,848	96,949	101,909	85,552	107,903	113,805

Long-term Debt	603,126	251,505	274,416	401,880	539,195	539,978	540,767	541,540	542,371	543,244	544,087	538,620	652,459

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	116,801	113,730	109,578	120,011	122,765	121,591	111,171	123,976	108,400
Liabilities of discontinued operations					-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	837,773	842,750	853,347	803,145	804,729	800,280	772,772	761,248	737,101
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765
	-	-	-	-	-	-	-	-	-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)
Adjustments to reconcile income (loss) from continuing
operations to cash provided by continuing operating
activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(280)	(147)	(5,811)	(521)	(6,759)	(1,030)	(403)	109	(26)	(1,350)	(1,613)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	2,538	1,089	(2,475)	(3,090)	(1,938)	743	13	(11,744)	1,856	(9,132)	(14,973)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,060)	(3,769)	(1,339)	4,768	(4,400)	2,643	(500)	1,589	1,365	5,097	(230)
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,212)	(554)	(5)	175	(1,596)	(211)	(37)	14	(16)	(250)	-
Loss on debt retirements	-	107,006	48	-	907	-	-	-	907	-	-	-	-	-	29,006
Other - net	889	(2,399)	3,234	2,475	(1,006)	(61)	2,451	4,547	5,931	(221)	830	2,490	10,899	13,998	2,192
Changes in operating assets and liabilities														-
Receivables - net	(8,873)	(5,060)	846	(29,507)	14,269	15,805	16,866	8,457	55,397	(888)	14,908	11,844	(31,285)	(5,421)	4,413
Inventories	6,082	(18,761)	(25,047)	(9,400)	(12,504)	2,061	(9,561)	8,934	(11,070)	757	(4,600)	17,945	(396)	13,706	(6,322)
Prepaid expenses	(1,680)	63	1,392	(2,033)	1,366	(452)	(396)	(2,412)	(1,894)	1,074	693	(14)	(1,366)	387	1,297
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(16,920)	(6,534)	6,365	(19,143)	(36,232)	(6,638)	1,815	(4,492)	15,361	6,046	(7,284)
Other credits	3,838	2,527	-	-	-	-		-	-	-	-	-	-	-	-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(88,736)	(86,595)	(65,540)	(47,673)	(288,544)	(5,373)	(2,069)	(4,286)	(1,931)	(13,659)	(3,156)
Cash designed for property acquisitions					26,958	1,775	-	-	28,733	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	512	353	6,577	539	7,981	1,068	375	20,125	24	21,592	3,209
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	1,464	799	216	397	2,876	5,802	924	205	36	6,967	327
Purchases of short-term investments - net					-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	192	(17)	(164)	(32)	(21)	(19)	17	16	2,065	2,079	292
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(59,610)	(83,685)	(58,911)	(46,769)	(248,975)	1,478	(753)	16,060	194	16,979	672

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	-	-	327,250	-	-	-	-	-	650,000
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,555)	(55)	(66)	(96)	(197,772)	(59)	(85)	(132)	31	(245)	(547,736)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(2,306)	(1,170)	(1,994)	-	(5,470)	(2,032)	(7)	-	(513)	(2,552)	(12,250)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	1,480	2,405	456	300	4,641	331	25	143	394	893	225
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(2,065)	(2,066)	(2,078)	(2,078)	(8,287)	(2,080)	-	(4,164)	(2,084)	(8,328)	(2,085)
Other - net	-	-	-	-	-	-	-		-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	128,016	(332)	(3,677)	(2,049)	121,958	(3,629)	(30)	(4,167)	(2,156)	(9,982)	88,154
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	118,548	62,254	33,865	39,527	19,796	32,183	56,794	75,615	19,796	74,946
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	19,796	32,183	56,794	75,615	74,946	74,946	162,427

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-	29,006
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	13,789	(10,880)	(13,274)	4,164	(6,201)	5,695	(12,816)	(25,283)	17,686	(14,718)	7,896
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	(2,538)	(1,089)	2,475	3,090	1,938	(743)	(13)	11,744	(1,856)	9,132	14,973
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,060	3,769	1,339	(4,768)	4,400	(2,643)	500	(1,589)	(1,365)	(5,097)	230
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	280	147	5,811	521	6,759	1,030	403	(109)	26	1,350	1,613
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	1,006	61	(2,451)	(4,547)	(5,931)	221	(830)	(2,490)	(10,899)	(13,998)	(2,192)
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Cement Operations
Operating Results
Total cement sales	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180	67,690
Total other sales and delivery fees	30,699	27,416	27,648	36,079	9,959	9,641	5,882	5,452	30,934	6,736	6,457	5,296	9,844	28,333	8,692
Total segment sales	435,522	475,010	510,027	504,752	121,363	108,048	81,439	84,470	395,320	85,196	68,183	57,618	83,516	294,513	76,382
Cost of products sold	338,528	352,603	343,145	391,687	104,557	94,206	67,919	76,142	342,824	69,859	58,359	70,616	71,929	270,763	70,063
Gross profit	96,994	122,407	166,882	113,065	16,806	13,842	13,520	8,328	52,496	15,337	9,824	(12,998)	11,587	23,750	6,319
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(5,405)	(6,082)	(3,577)	(4,279)	(19,343)	(4,674)	(4,359)	(3,715)	(4,780)	(17,528)	(4,793)
Goodwill impairment	-	-	-	-	-	-	-	(58,395)	(58,395)	-	-	-	-	-	-
Other income	1,342	951	24,536	7,419	5,264	1,008	1,423	1,606	9,301	1,743	4,670	411	950	7,774	2,438
Operating Profit (loss)	83,251	109,402	171,540	102,177	16,665	8,768	11,366	(52,740)	(15,941)	12,406	10,135	(16,302)	7,757	13,996	3,964

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226	873
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$79.26	$79.04	$73.92	$78.94	$78.02	$68.70	$71.98	$101.70	$69.99	$76.36	$71.23

Aggregate Operations
Operating Results
Total stone, sand and gravel sales	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019	26,593
Total other sales and delivery fees	88,125	99,101	113,292	122,748	31,118	24,838	25,882	24,456	106,294	22,307	16,070	14,410	24,141	76,928	23,377
Total segment sales	222,345	252,581	268,854	285,330	71,797	60,505	52,771	52,418	237,491	50,101	36,287	29,259	49,300	164,947	49,970
Cost of products sold	191,837	219,124	218,394	231,503	59,456	51,908	42,678	43,541	197,583	39,155	32,001	28,882	42,925	142,963	43,410
Gross profit	30,508	33,457	50,460	53,827	12,341	8,597	10,093	8,877	39,908	10,946	4,286	377	6,375	21,984	6,560
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(3,823)	(3,506)	(2,379)	(2,925)	(12,633)	(2,705)	(2,489)	(1,937)	(2,471)	(9,602)	(3,059)
Other income	10,782	30,376	2,638	16,974	407	463	5,466	618	6,954	398	432	409	180	1,419	1,633
Operating Profit (loss)	29,370	48,397	36,886	55,623	8,925	5,554	13,180	6,570	34,229	8,639	2,229	(1,151)	4,084	13,801	5,134

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363	3,584
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.28	$6.62	$6.92	$7.14	$6.68	$6.28	$7.03	$8.41	$6.60	$6.91	$6.45

Consumer Products Operations
Operating Results
Total ready-mix concrete sales	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712	52,106
Total other sales and delivery fees	59,832	72,204	57,708	58,581	16,330	15,812	13,294	16,054	61,490	15,485	12,733	10,832	16,621	55,671	14,372
Total segment sales	282,512	337,458	335,775	369,233	95,224	80,644	66,600	66,953	309,421	69,538	54,453	44,527	62,865	231,383	66,478
Cost of products sold	267,625	316,341	310,955	341,604	91,744	76,429	60,569	60,014	288,756	61,716	51,691	45,203	59,509	218,119	63,249
Gross profit	14,887	21,117	24,820	27,629	3,480	4,215	6,031	6,939	20,665	7,822	2,762	(676)	3,356	13,264	3,229
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(4,315)	(3,716)	(2,142)	(2,943)	(13,116)	(3,204)	(2,749)	(1,421)	(2,819)	(10,193)	(2,676)
Other income	711	647	1,310	3,268	385	180	651	98	1,314	133	268	115	70	586	198
Operating Profit (loss)	5,259	10,349	9,846	11,583	(450)	679	4,540	4,094	8,863	4,751	281	(1,982)	607	3,657	751

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147	669
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.15	$81.96	$80.45	$82.13	$81.41	$79.91	$80.98	$84.35	$75.60	$79.82	$76.20

Total Segment Operating Profit (loss)					25,140	15,001	29,086	(42,076)	27,151	25,796	12,645	(19,435)	12,448	31,454	9,849
Corporate
Other income	9,892	15,296	8,145	3,902	2,185	560	404	473	3,622	378	358	109	42	887	621
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(3,795)	(2,560)	(7,884)	(12,762)	(27,001)	(9,671)	(6,289)	(10,495)	(15,637)	(42,092)	(5,613)
	(31,198)	(32,560)	(47,587)	(39,519)	(1,610)	(2,000)	(7,480)	(12,289)	(23,379)	(9,293)	(5,931)	(10,386)	(15,595)	(41,205)	(4,992)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(7,245)	(9,296)	(8,344)	(8,401)	(33,286)	(13,244)	(13,364)	(13,642)	(11,990)	(52,240)	(14,411)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	-	-	(907)	-	-	-	-	-	(29,006)
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits					1,723				1,723		3,427			3,427	1,690
Cement - oil and gas bonus proceeds					2,781				2,781
Aggregates - sale of emissions credits
Aggregates - sale of real estate		23,987		5,146			4,961		4,961
Aggregates - sale of southern Louisiana operations
Corporate - oil and gas bonus proceeds					1,636				1,636

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	9,333	9,393	9,525	9,548	37,799	9,341	9,286	9,250	7,951	35,828	9,149
Aggregates	12,898	13,926	16,093	21,166	5,421	5,651	5,576	5,271	21,919	5,067	4,994	5,057	4,755	19,873	4,772
Consumer Products	6,889	6,181	6,493	7,998	1,873	1,856	1,817	1,888	7,434	1,896	1,807	1,695	1,667	7,065	1,656
Corporate	1,761	1,220	536	768	238	251	265	286	1,040	290	290	290	289	1,159	284
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861